UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2014

CAMBRIDGE CAPITAL ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36229	46-3774077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 South Flagler Drive, Suite 201, West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

(561) 932-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

General; Structure of Merger

On December 1, 2014, Cambridge Capital Acquisition Corporation, a Delaware corporation (“Cambridge”), entered into a Business Combination Agreement (the “Merger Agreement”) by and among Cambridge, Cambridge Holdco, Inc., a Marshall Islands corporation and wholly-owned subsidiary of Cambridge (“Holdco”), Cambridge Merger Sub, Inc., a Marshall Islands corporation and a wholly-owned subsidiary of Holdco (“Merger Sub”), Parakou Tankers, Inc., a Marshall Islands corporation (“Parakou”), and, solely for the purposes of certain sections thereto, Mr. Por Liu. Subject to certain conditions described therein, upon the consummation of the transactions contemplated by the Merger Agreement, (i) Cambridge will be merged with and into Holdco, with Holdco surviving the Merger (the “Cambridge Merger”) and (ii) Merger Sub will be merged with and into Parakou, with Parakou surviving the Merger and becoming the wholly-owned subsidiary of Holdco (the “Parakou Merger” and, together with the Cambridge Merger, the “Mergers”).

Parakou is a fully integrated industrial shipping company engaged in the seaborne transportation of liquid petroleum products that owns and operates a fleet of modern medium range, or MR, product tankers. As of December 1, 2014, Parakou’s fleet consists of eight 51,000 deadweight ton MR product tankers, which were transferred in July 2014 from Parakou (International) Limited, a Hong Kong based shipping firm founded in 1985. Parakou’s existing fleet is employed under time-charter contracts with terms generally between three and five years and an average remaining charter, as of December 1, 2014, of 1.5 years. Parakou was incorporated under the laws of the Marshall Islands in January 2014 and is headquartered in Singapore with an additional office in New York City.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Mergers (the “Effective Time”), each share of Cambridge common stock, par value $.0001 (“Cambridge Common Stock”), issued and outstanding prior to the Effective Time (other than shares with respect to which conversion rights are properly exercised) will be exchanged for one common share of Holdco, par value $.0001 (“Holdco Common Share”), each Cambridge warrant and purchase option will be deemed to be converted into one Holdco warrant or purchase option, respectively, and Mr. Por Liu will receive 5,800,000 Holdco Common Shares in exchange for all of the common shares of Parakou, par value $0.01. Additionally, Cambridge’s initial stockholders, including certain of its directors and officers, have agreed to cancel an aggregate of 1,012,500 of their shares of Cambridge Common Stock immediately prior to the consummation of the Cambridge Merger. Each of Mr. Por Liu and the Cambridge initial stockholders will have the right to receive additional Holdco Common Shares (up to 2,000,000 additional shares for Mr. Liu in the aggregate and 1,012,500 additional shares for the Cambridge initial stockholders in the aggregate) if Holdco achieves certain EBITDA targets (the “Earn Out Targets”), if Holdco achieves certain share price targets (“Share Price Targets”) or Holdco undergoes a Change of Control (as defined in the Merger Agreement), in each case, as set forth in the Merger Agreement.

As a result of the Mergers and subject to the terms and conditions of the Merger Agreement, Holdco is expected to become the public company and will change its name to “Parakou Tankers, Inc.” After the completion of the proposed Mergers, the public stockholders of Cambridge (other than the Cambridge initial stockholders), the Cambridge initial stockholders and Mr. Por Liu are expected to own 52.5%, 9.6% and 37.9%, respectively, of the issued and outstanding Holdco Common Shares, assuming that none of Cambridge’s stockholders exercise their conversion rights in connection with the Mergers. If the Earn Out Targets or Share Price Targets are fully achieved or Holdco undergoes a Change of Control, the public stockholders of Cambridge (other than the Cambridge initial stockholders), the Cambridge initial stockholders and Mr. Por Liu would own 43.9%, 13.6% and 42.5%, respectively, of the issued and outstanding Holdco Common Shares, assuming that none of Cambridge’s stockholders exercise their conversion rights in connection with the Mergers.

The closing of the Mergers is subject to approval by the stockholders of Cambridge, holders of no more than 7,563,316 shares of the common stock of Cambridge issued in Cambridge’s initial public offering (the “IPO”) exercising their rights to convert their shares into a pro rata share of Cambridge’s trust fund (the “Trust Fund”) in accordance with Cambridge’s charter documents, Cambridge having cash on hand of at least $50,000,000 after giving effect to payment of amounts that Cambridge will be required to pay to converting stockholders upon consummation of the Mergers and other customary closing conditions for transactions of this nature.

After the completion of the proposed Mergers, Holdco intends to pursue acquisitions of additional MR product tankers to meet the need for moving refined petroleum products, vegetable oils, palm oils, easy chemicals and biofuels globally. Parakou has letters of intent or is actively negotiating agreements to acquire 20 MR product tankers by the fourth quarter of 2017. It is expected that the acquisition of these MR product tankers would be funded by a combination of cash on hand, a portion of the proceeds from the Trust Fund and equity and/or debt financing.

Holdco intends to apply to have its common shares and warrants listed on the Nasdaq Stock Market under the symbols “PRKU” and “PRKUW,” respectively.

The following summaries of the Mergers and related transactions, the Merger Agreement and the other agreements to be entered into by the parties are qualified in their entirety by reference to the full text of the Merger Agreement which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. You are urged to read the entire Merger Agreement and the other exhibits attached hereto.

Conversion Rights

In connection with the Mergers, the holders of shares of Cambridge Common Stock, which were purchased in the Company’s initial public offering (“public shares”), may convert their shares of Cambridge Common Stock upon the consummation of the Mergers for cash in an amount equal to their pro rata share of the aggregate amount on deposit in Cambridge’s trust account established in connection with Cambridge’s initial public offering, which was $81,330,820, or $10.10 per share, as of September 30, 2014. Under Cambridge’s amended and restated certificate of incorporation, the Mergers may only be consummated if holders of no more than 7,563,316 of the public shares (representing approximately 94% of the public shares) properly demand conversion of their shares into cash. However, Parakou may terminate the Merger Agreement if, immediately prior to the Mergers, Cambridge does not have cash on hand of at least $50,000,000 after giving effect to payment of amounts that Cambridge will be required to pay to converting stockholders upon consummation of the Mergers. If Parakou does not waive this termination right, the Mergers will not be consummated if holders of more than 3,102,061 of the public shares (representing approximately 38.5% of the public shares) properly demand conversion of their shares into cash.

Sponsors Agreement

Concurrently with the signing of the Merger Agreement, the Cambridge initial stockholders listed as sponsors therein (the “Sponsors”) and Parakou entered into a Sponsors Agreement, dated as of December 1, 2014. Pursuant to the Sponsors Agreement, the Sponsors have agreed to cancel an aggregate of 1,012,500 of their shares of Cambridge Common Stock immediately prior to the consummation of the Cambridge Merger. Additionally, among other things, each of the Sponsors has agreed to vote all of its shares of Cambridge Common Stock in favor of the Merger Agreement and the Mergers, as well as certain other proposals to be presented at the special meeting of stockholders of Cambridge, and to vote all of its shares of Cambridge Common Stock against any proposed alternative transaction or action that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Cambridge contained in the Merger Agreement.

Lock-Up Agreements

Mr. Liu and the Cambridge initial stockholders will not be able to sell any of the common shares of Holdco that they receive as a result of the Mergers (subject to limited exceptions) until (A) with respect to 50% of such shares, the earlier of (i) the date on which the closing price of the Holdco Common Shares exceeds $13.00 per share for any 20 trading days within a 30-trading day period following the consummation of the Mergers and (ii) one year after the consummation of the acquisition and (B) with respect to the remaining 50% of such shares, one year after the consummation of the Mergers. The foregoing restrictions will not apply if subsequent to the Mergers, Holdco consummates a subsequent liquidation, merger, stock exchange or similar transaction which results in all of its stockholders having the right to exchange their common shares for cash, securities or other property. Mr. Liu and the Cambridge initial stockholders will be required to enter into a lock-up agreement to such effect as a condition to exchanging their respective capital stock of Parakou or Cambridge for the Holdco Common Shares in connection with the applicable Merger.

Registration Rights

Upon consummation of the Mergers, Holdco will enter into a registration rights agreement with Mr. Liu and the Cambridge initial stockholders. Under the registration rights agreement, Mr. Liu and the Cambridge initial stockholders will have certain “demand” and “piggyback” registration rights under the Securities Act of 1933, as amended (the “Securities Act’), with respect to the resale of Holdco Common Shares issued and to be issued to them in the applicable Merger. Notwithstanding these registration rights, the sale restriction described above under “Lock-Up Agreements” will remain in effect until its expiration.

Shareholders Agreement

Concurrently with the signing of the Merger Agreement, Holdco will enter into a Shareholders Agreement with Mr. Liu and Benjamin Gordon, Chief Executive Officer of Cambridge. Subject to the terms of the Shareholders Agreement: (i) Mr. Liu will have the right to designate for nomination to the Holdco board: (A) three individuals if Mr. Liu owns 35% or more of the issued and outstanding shares of Holdco Common Stock, (B) two individuals if Mr. Liu owns less than 35% but 20% or more of the issued and outstanding shares of Holdco Common Stock and (C) one individual if Mr. Liu owns less than 20% but 10% or more of the issued and outstanding shares of Holdco Common Stock; and (ii) at the first meeting of shareholders of Holdco after the consummation of the Mergers at which directors are elected to the board, if there is a vacancy on the board or the board determines not to recommend for election to the board a director who has been on its board, Mr. Gordon will have the right to designate one individual for nomination to the Holdco board.

Representations and Warranties; Limited Indemnification of Holdco

The parties to the Merger Agreement have made representations and warranties to each other as of specific dates for the purpose of allocating risk and not for the purpose of establishing facts. In addition, the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties together with the Merger Agreement. While Cambridge does not believe that these schedules contain material information that the securities laws require it to publicly disclose, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts. Other than with respect to Parakou’s representations with respect to its organization, qualification and authority and its ownership of the vessels, none of the representations and warranties set forth in the Merger Agreement will survive the Effective Time and will terminate as of such time. Holdco will have the right under the Merger Agreement (i) during the twelve months following the Parakou Merger to assert claims for indemnification of losses equal to the percent of Holdco Common Shares not beneficially owned by Mr. Liu resulting from breaches of certain representations and warranties regarding Parakou’s ownership of the vessels and the shares in its subsidiaries and (ii) until such matter is finally determined or settled, to assert claims for indemnification of losses equal to the percent of Holdco Common Shares not beneficially owned by Mr. Liu resulting from that certain litigation matter (together, the “Indemnifiable Matters”). Holdco’s damages for (a) breaches of such representations and warranties are subject to a $500,000 deductible and (b) such litigation matter is subject to a $900,000 deductible, in which event the amount payable shall be the amount in excess of the applicable deductible. Indemnifiable losses resulting from any single claim for an Indemnifiable Matter must be in excess of $50,000. Holdco will pay for Mr. Por Liu’s out-of-pocket costs and expenses incurred in connection with the defense of any alleged Indemnifiable Matter including attorney’s fees, unless a court of competent jurisdiction determines that Mr. Por Liu is liable for such Indemnifiable Matter. Also, the aggregate liability of Mr. Liu for damages is limited to the cash value as of the closing date of 290,000 Holdco Common Shares, or 5% of the shares Mr. Liu receives in the Parakou Merger. Based on a closing price of Cambridge common stock of $9.69 per share on November 26, 2014, Holdco’s aggregate post-closing right to indemnification from Mr. Liu would be limited to $2,810,100. Other than with respect to actual fraud or intentional or willful misrepresentation or omission, Holdco’s rights to indemnification will be its sole remedy with respect to any and all claims for money damages arising out of or relating to the Merger Agreement.

Covenants

Cambridge and Parakou have each agreed to take such actions as are necessary, proper or advisable to consummate the Mergers and have made certain other customary covenants in the Merger Agreement. Among other things, Cambridge has agreed to covenants relating to (i) calling and holding a special meeting of stockholders to approve the Merger Agreement and the Mergers, as well as certain other matters, (ii) the preparation and filing by Holdco of a registration statement on Form S-4 in connection with the registration of the Holdco Common Shares to be issued in the Cambridge Merger, which registration statement will contain a proxy statement/prospectus to be sent to the stockholders of Cambridge and (iii) not soliciting alternate transactions.

Conditions to Closing

General Conditions

Cambridge’s, Holdco’s, Merger Sub’s and Parakou’s obligations to consummate the transactions contemplated by the Merger Agreement are conditioned upon, among other things:

•	the Merger Agreement and the Mergers having been duly approved and adopted by the Cambridge and Parakou stockholders by the requisite vote under respectively the laws of Delaware and Marshall Islands and Cambridge’s Certificate of Incorporation and Parakou’s Articles of Incorporation;

•	an equity and incentive compensation plan having been approved by the Cambridge stockholders;

•	holders of no more than 7,563,316 of the public shares having exercised their right to convert their public shares into cash;

•	expiration of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	no government entity having enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, injunction, decree, executive order or award which is then in effect and which has the effect of making the Mergers or the transactions contemplated thereby illegal or otherwise prohibiting consummation of the Mergers;

•	Holdco Common Shares being authorized for listing on the Nasdaq, subject to official notice of issuance; and

•	the proxy statement/prospectus being declared effective and no stop order suspending the effectiveness of the proxy statement/prospectus being issued and no proceeding initiated by the Securities and Exchange Commission (“SEC”).

Parakou’s Conditions to Closing

The obligations of Parakou to consummate the transactions contemplated by the Merger Agreement also are conditioned upon, among other things:

•	no material adverse effect having occurred with respect to Cambridge, Holdco or Merger Sub;

•	Cambridge being in compliance with public company reporting requirements under the Exchange Act, except where noncompliance would not have a material adverse effect;

•	Holdco having executed and delivered the registration rights agreement;

•	the Cambridge initial stockholders having executed and delivered a lock-up agreement;

•	the individuals listed as persons to become directors of Holdco in the Merger Agreement having been appointed to the board of directors of Holdco; and

•	Cambridge having arranged for funds remaining in the trust account to be dispersed to Holdco upon the closing of the Mergers.

Cambridge’s, Holdco’s and Merger Sub’s Conditions to Closing

The obligations of Cambridge, Holdco and Merger Sub to consummate the transactions contemplated by the Merger Agreement also are conditioned upon each of the following, among other things:

•	no material adverse effect having occurred with respect to Parakou;

•	Mr. Por Liu having executed and delivered the lock-up agreement;

•	Parakou having obtained certain specified consents, approvals or authorizations; and

•	Cambridge having received an opinion of Marshall Islands counsel.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written consent of Cambridge and Parakou;

•	by either Cambridge or Parakou if the transactions contemplated by the Merger Agreement are not consummated on or before May 21, 2015, provided that the right to terminate will not be available to any party whose failure to fulfill any material obligation was the cause of or resulted in the failure of the transactions contemplated by the Merger Agreement to be consummated by such date;

•	by either Cambridge or Parakou if any governmental authority shall have enacted, issued, promulgated, enforced or entered any order, law, rule regulation, judgment, injunction, decree or ruling which has become final and nonappealable, and which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by the Merger Agreement;

•	by either Cambridge or Parakou if the other party has breached any of its covenants, agreements or representations and warranties (and has not cured its breach within thirty days of the giving of notice of such breach), provided that the terminating party is itself not in breach, and provided further, if such breach is curable, the breaching party will have 30 days to cure such breach after receipt of notice;

•	by either Cambridge or Parakou if, (i) at the Cambridge stockholder meeting, the Mergers, the Merger Agreement and the issuance of Holdco Common Shares shall fail to be approved by holders of Cambridge’s public shares, or (ii) at the Parakou shareholder meeting, the Mergers and the Merger Agreement shall fail to be approved by the Parakou shareholders;

•	by Parakou if (a) Cambridge’s board withdraws, modifies or changes its recommendation of the Merger Agreement or the transactions contemplated by the Merger Agreement in a manner adverse to Parakou, or resolves to do so, (b) Cambridge’s board recommends to its stockholders an alternative transaction, or resolves to do so, or enters into any letter of intent or similar document or any agreement accepting an alternative transaction, (c) Cambridge fails to include in the proxy statement/prospectus the recommendation of Cambridge’s board in favor of the approval and adoption of the Merger agreement, the Mergers or the issuance of Holdco Common Shares, or (d) through the fault (whether by commission or omission) of Cambridge, the Mergers or the issuance of Holdco Common Shares are not, prior to April 30, 2015, submitted for approval at the special meeting;

•	by Parakou if, immediately prior to the Mergers, Cambridge does not have cash on hand of $50,000,000 after giving effect to payment of amounts that Cambridge will be required to pay to converting stockholders upon consummation of the transactions contemplated by the Merger Agreement;

•	by either Cambridge or Parakou if, at any time prior to the closing date, Holdco would, as a result of any adoption, implementation, promulgation, repeal, modification, amendment or change of any applicable law prior to the closing date, be treated as a domestic corporation for U.S. federal income tax purposes as of or after the closing date;

•	by Parakou if the registration statement on Form S-4 that will include a proxy statement/prospectus for the stockholders of Cambridge is not filed with the SEC on or prior to the later of (i) fifteen calendar days after Cambridge has received from Parakou the financial statements of Parakou and its subsidiaries as of September 30, 2014 and for the nine-month period ended September 30, 2014 to be included in such registration statement and (ii) December 31, 2014; or

•	by either Cambridge or Parakou if the financial statements of Parakou and its subsidiaries as of September 30, 2014 and for the nine month period ended September 30, 2014 to be included in the registration statement on Form S-4 are not delivered to Cambridge by February 1, 2015.

Effect of Termination

In the event of proper termination by either Cambridge or Parakou, the Merger Agreement will be of no further force or effect and the Merger will be abandoned, except that:

•	the parties’ confidentiality obligations set forth in the Merger Agreement will survive;

•	the indemnification obligations of Mr. Por Liu to Cambridge will survive;

•	the waiver by Parakou and its affiliates of their rights to make claims against Cambridge to collect from the trust account any monies that may be owed to them by Cambridge will survive;

•	each party’s liability for breach of the Merger Agreement will survive; and

•	the obligation of each party to pay fees and expenses incurred by such party in connection with the Merger Agreement will survive.

Post-Merger Board of Directors of Holdco

Following the Mergers, the directors of Holdco are expected to be Mr. Por Liu, Chief Executive Officer of Parakou, Mr. Yang Jian Guo, Chief Operating Officer of Parakou, Mr. Mitchell Gordon, President and Chief Financial Officer of Cambridge, and four independent directors, Mr. Bruce Chan, Mr. Derek Zissman, Mr. Winston Zhao and Mr. John Fitzgerald. In addition, Benjamin Gordon, the current Chief Executive Officer of Cambridge, will be named Special Advisor to the Holdco Board of Directors.

The current executive officers of Parakou are expected to retain their positions with Parakou and become officers of Holdco after the Mergers.

Item 8.01	Other Events

Investor Presentation

Commencing shortly after the filing of this Current Report on Form 8-K, Cambridge intends to hold presentations for certain of its stockholders, as well as other persons who might be interested in purchasing Cambridge’s securities, in connection with the proposed transaction with Parakou, as described in this Current Report on Form 8-K. This Current Report on Form 8-K, including some or all of the exhibits hereto, will be distributed to participants at such presentations. The slides to be used in connection with this investor presentation are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

Press Release

On December 2, 2014, Cambridge and Parakou issued a joint press release announcing their entry into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto include “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, Cambridge’s and Parakou’s expectations with respect to future performance, growth and anticipated acquisitions; the anticipated financial impact of the Mergers; ability to recognize the anticipated benefits of the Mergers; costs related to the proposed Mergers; the satisfaction of the closing conditions to the Mergers; the timing of the completion of the Mergers; volatility in charter rates and profitability; demand for shipping of refined petroleum products; global economic conditions; changes in fuel prices; geopolitical events and regulatory changes; damages to vessels; acts of piracy, political instability, terrorist or other attacks, war or international hostilities; loss of key personnel; delays in deliveries of any newbuild product tankers; difficulty managing planned growth properly; seasonal and exchange rate fluctuations; access to additional financing; changes in tax laws; weather and natural disasters; changing interpretations of generally accepted accounting principles; inquiries and investigations and related litigation; continued compliance with government regulations; and other risks and uncertainties indicated from time to time in filings with the SEC by Cambridge or Holdco. The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Cambridge’s most recent filings with the SEC and will be contained in the proxy statement/prospectus to be filed by Holdco. All subsequent written and oral forward-looking statements concerning Cambridge, Holdco and Parakou, the transactions described herein or other matters and attributable to Cambridge, Holdco and Parakou or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Cambridge, Holdco nor Parakou undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

The proposed Mergers will be submitted to the stockholders of Cambridge for their consideration. In connection with the proposed Mergers, Cambridge and Holdco will prepare a registration statement on Form S-4 that will include a proxy statement/prospectus for the stockholders of Cambridge to be filed with the SEC and mailed to the stockholders of Cambridge. Cambridge and Holdco urge investors, stockholders and other interested persons to read, when available, the proxy statement/prospectus, as well as other documents filed with the SEC, because these documents will contain important information. Such persons can also read Cambridge’s final prospectus, dated December 17, 2013, and Cambridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for a description of the security holdings of the Cambridge officers and directors and of EarlyBirdCapital, Inc. (“EBC”) and their respective interests as security holders in the successful consummation of the transactions described herein. Cambridge’s definitive proxy statement/prospectus included in Holdco’s registration statement will be mailed to stockholders of Cambridge as of a record date to be established for voting on the transactions described in this report. Stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to: Cambridge Capital Acquisition Corporation, 525 South Flagler Drive, Suite 201, West Palm Beach, Florida 33701. These documents, once available, and Cambridge’s IPO final prospectus and Annual Report on Form 10-K can also be obtained, without charge, at the Securities and Exchange Commission’s web site (http://www.sec.gov).

Participants in Solicitation

EBC, the managing underwriter of Cambridge’s initial public offering consummated in December 2013, is acting as Cambridge’s investment banker in these efforts, for which it will receive a fee. Additionally, Cowen and Company, LLC is also assisting Cambridge in connection with the proposed Mergers, for which it will receive a fee. Cambridge and its directors and executive officers, EBC and Cowen may be deemed to be participants in the solicitation of proxies for the special meeting of Cambridge stockholders to be held to approve the Mergers described in this report. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Cambridge in connection with the proposed Mergers will be set forth in the proxy statement/prospectus when it is filed with the SEC on Form S-4. You can find information about Cambridge’s executive officers and directors in its Annual Report on Form 10-K, which was filed with the SEC on March 28, 2014. You can obtain free copies of these documents from Cambridge using the contact information above.

Non-Solicitation

This Current Report on Form 8-K and the exhibits hereto are not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Cambridge, Holdco or Parakou, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

2.1	Business Combination Agreement, dated as of December 1, 2014, by and among Cambridge Capital Acquisition Corporation, Cambridge Holdco, Inc., Cambridge Merger Sub, Inc., Parakou Tankers, Inc. and, solely for the purposes of certain sections thereof, Por Liu.*

10.1	Sponsors Agreement, dated as of December 1, 2014, by and among the Sponsors party thereto and Parakou Tankers, Inc.

10.2	Shareholders Agreement, dated as of December 1, 2014, by and among Cambridge Holdco, Inc., Por Liu and Benjamin Gordon.

10.3	Form of Lock-Up Agreement.

10.4	Form of Registration Rights Agreement between Cambridge Holdco, Inc. and certain holders identified therein.

99.1	Press release of Cambridge Capital Acquisition Corporation dated December 2, 2014.

99.2	Investor Presentation.

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. Cambridge agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2014

CAMBRIDGE CAPITAL ACQUISITION CORPORATION

By:	/s/ Benjamin Gordon
	Name:	Benjamin Gordon
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Business Combination Agreement, dated as of December 1, 2014, by and among Cambridge Capital Acquisition Corporation, Cambridge Holdco, Inc., Cambridge Merger Sub, Inc., Parakou Tankers, Inc. and, solely for the purposes of certain sections thereof, Por Liu.*

10.1	Sponsors Agreement, dated as of December 1, 2014, by and among the Sponsors party thereto and Parakou Tankers, Inc.

10.2	Shareholders Agreement, dated as of December 1, 2014, by and among Cambridge Holdco, Inc., Por Liu and Benjamin Gordon.

10.3	Form of Lock-Up Agreement.

10.4	Form of Registration Rights Agreement between Cambridge Holdco, Inc. and certain holders identified therein.

99.1	Press release of Cambridge Capital Acquisition Corporation dated December 2, 2014.

99.2	Investor Presentation.

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. Cambridge agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.